__RG__ (Initials) June 21, 2021 Via Email Rebecca J. Garbrick 10310 Amberside Ct. Roswell, GA 30076 Dear Rebecca: On behalf of Forward Air Corporation (the “Company”), I am pleased to offer you the position of Chief Financial Officer and Treasurer. In your position as Chief Financial Officer and Treasurer, you will report to Tom Schmitt, Chairman, President, and Chief Executive Officer. This offer of employment is conditioned on your satisfactory completion of certain requirements, as more fully explained in this letter. Your employment is subject to the terms and conditions set forth in this letter. 1. Base Salary. Your starting base pay will be $350,000 annually, less applicable taxes and withholdings, payable on such schedules as others in similar positions are paid. 2. Executive Annual Cash Incentive Plan. You will be eligible to participate in the Forward Air Annual Cash Incentive Plan (the “Cash Incentive Plan”) with a target annual incentive of 75% of your base salary, less applicable taxes, deductions, and withholdings. Target incentives do not constitute a promise of payment. Payment of any incentive is at the sole discretion of the Forward Air Corporation Board of Directors (the “Board”). Your actual incentive plan payout will depend on Company financial performance and management’s assessment of your individual performance. Please be aware that the Company reserves the right to change or amend the terms of the Cash Incentive Plan or any other of its incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion. 3. Executive Long Term Incentive Plan. Beginning in 2022, you will be eligible to receive an annual equity award determined by the Board in its discretion. The target value of said annual award in 2022 will be $350,000. The award will be subject to the terms and conditions of the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and an award agreement and will vest pursuant to the terms of the Omnibus Plan and said award agreement. Your actual award and your eligibility for participation in the Omnibus Plan are at the sole discretion of the Board. Please be aware that the Company reserves the right to change or amend the terms of its incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion.

Ms. Rebecca J. Garbrick June 21, 2021 Page 2 __RG___ (Initials) 4. Withholding. All forms of compensation paid to you as an employee of the Company shall be less all applicable tax withholdings. 5. Stock Ownership Guidelines. As a Chief Financial Officer and Treasurer, you will be required to comply with Forward Air Corporation's Executive Stock Ownership and Retention Guidelines applicable to executive officers. 6. Mobile Phone Expenses. In connection with your employment, we are offering reimbursement of certain mobile phone expenses, including reimbursement of the cost of monthly mobile phone service on terms set forth in the Company’s Business Expense Reimbursement Policy. 7. Vacation, Company-paid Holidays and Other Benefits. The Company provides a competitive benefits package for its eligible full- and part-time employees. You will be eligible to participate in the employee benefit plans and programs generally available to the Company's employees, including group medical, dental, vision and life insurance, disability benefits, Employee Stock Purchase Plan, 401(k) plan, Flexible Spending Plan (Healthcare Reimbursement Account and/or Dependent Care Reimbursement Account), all in accordance with and subject to the eligibility and other terms and conditions of such plans and programs. You will be entitled to three (3) weeks of paid vacation annually, and the Company currently provides eligible employees with designated company paid holidays each year. Please note that regarding health/medical insurance, Forward Air Corporation’s present policy is to provide an option for dependent coverage at an additional charge, if you should require such coverage. You will have to affirmatively elect dependent coverage if you desire it. Also, please note that if your spouse is employed and has medical insurance coverage available through her/his employer, he/she will be required to elect that coverage as Primary Coverage. The Company reserves the right to amend, modify or terminate any of its benefit plans or programs at any time and for any reason. 8. Duties. In your new position, you will perform duties and responsibilities that are commensurate with your position and such other duties as may be assigned to you from time to time, including, among other things, developing and executing the financial strategy and financial operations that support the Company’s business plans. You agree to devote your full business time, attention and best efforts to the performance of your duties and to the furtherance of the Company's interests. 9. Start Date. Subject to satisfaction of all of the conditions described in this letter, your start date in the role of Chief Financial Officer and Treasurer is July 4, 2021, or such other date mutually agreed upon by you and the Company. 10. Section 409A. This offer letter is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and Treasury guidance promulgated thereunder ("Section 409A"). The Company shall undertake to administer, interpret, and construe this offer letter in a manner that does not result in the imposition on you of any additional tax, penalty, or interest under

Ms. Rebecca J. Garbrick June 21, 2021 Page 3 __RG___ (Initials) Section 409A. For purposes of Section 409A, each installment payment provided under this offer letter shall be treated as a separate payment. Any payments to be made under this offer letter upon a termination of employment shall only be made upon a "separation from service" under Section 409A. The Company and you agree that they will execute any and all amendments to this offer letter under applicable law as they mutually agree in good faith may be necessary to ensure compliance with the distribution provisions of Section 409A or as otherwise needed to ensure that this offer letter complies with Section 409A. With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, you, as specified under this offer letter, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in- kind benefits shall not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing or any provision in this offer letter, the Company makes no representations or guarantees of any particular tax effect to you under this offer letter and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of Section 409A. Notwithstanding any other provision of this offer letter, if any payment or benefit provided to you in connection with termination of employment is determined to constitute "deferred compensation", (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)), and you are determined to be a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of your termination date (the "Specified Employee Payment Date") or, if earlier, on the date of your death. The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to you in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. 11. Recoupment Policy. Any amounts payable hereunder are subject to any policy (whether currently in existence or later adopted or amended) established by the Company providing for clawback or recovery of amounts that were paid to you. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation. 12. Code of Ethics, Insider Trading Policy. The Company is committed to creating a positive work environment and conducting business ethically. As an employee of the Company, you will be expected to abide by the Company’s policies and procedures including, but not limited to, the Company’s Code of Business Conduct and Ethics and

Ms. Rebecca J. Garbrick June 21, 2021 Page 4 __RG___ (Initials) Insider Trading Policy. We request that you review, sign and bring with you on your employment start date, the enclosed Code of Ethics Acknowledgment Form and Insider Trading Policy certification. 13. At-will Employment. Your employment with the Company will be for no specific period of time. Rather, your employment will be at-will, meaning that you or the Company may terminate the employment relationship at any time, with or without cause, and with or without notice and for any reason or no particular reason. Although your compensation and benefits may change from time to time, the at-will nature of your employment may only be changed by an express written agreement signed by an authorized officer of the Company. 14. Severance. The Company maintains the Forward Air Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”) for those executive officers selected by the Compensation Committee of the Board for the purpose of encouraging and motivating said executive officers to devote their full attention to the performance of their assigned duties without the distraction or concerns regarding their involuntary termination of employment. The provisions of the plan are set forth in the Executive Severance Plan and your Participation and Restrictive Covenants Agreement and will be the same as those terms currently in effect for other executive officers of the Company participating in the Executive Severance Plan. A copy of the Executive Severance Plan and the Participation and Restrictive Covenants Agreement has been provided to you. If the foregoing is agreeable, please initial each page where indicated, execute the last page and return a copy of this letter, which will serve as our understanding of the terms of your employment with the Company. We are excited at the prospect of you joining our team, and we look forward to the contributions you will make to Forward Air and to the professional and personal opportunities we will be able to provide to you. Sincerely yours, /s/ Tom Schmitt Tom Schmitt [Continued on Next Page]

Ms. Rebecca J. Garbrick June 21, 2021 Page 5 __RG___ (Initials) I have read and understood and I accept all the terms of the offer of employment as set forth in the foregoing letter. I have not relied on any agreements or representations, express or implied, that are not set forth expressly in the foregoing letter, and this letter supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter of this letter. This offer shall remain open until June 30, 2021. Any acceptance postmarked after this date will be considered invalid. Agreed to this 23rd day of June, 2021. /s/ Rebecca J. Garbrick Signed